UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 6, 2025

Fold Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11201 North Tatum Blvd., Suite 300, Unit 42035 Phoenix, Arizona	85028
(Address of principal executive offices)	(Zip Code)

(866) 365-3277

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FLD	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FLDDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note

As previously announced, on March 6, 2025, Fold Holdings, Inc. (the “Company” or “Fold”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with SATS Credit Fund LP (the “Investor”), pursuant to which the Company issued to the Investor a convertible note (the “Note”) in the aggregate principal amount of approximately $46.3 million, which is convertible into up to an aggregate of approximately 3.7 million shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a conversion price of $12.50 per share (the “Conversion Price”). The Note will mature on March 6, 2030 or such later date as shall be determined in accordance with the terms of the Note (such date, the “Maturity Date”).

Pursuant to the Securities Purchase Agreement, the Investor contributed to Fold an aggregate of 500 bitcoin (the “Subject Bitcoin”), which will serve as collateral and the Investor’s sole recourse in respect of the Note. The Subject Bitcoin will be subject until released to Fold or returned to the Investor on the Maturity Date in accordance with the terms of the Note. Fold has agreed to hold the Subject Bitcoin in its treasury and may not use it for operational or any other purposes unless and until released to Fold upon conversion of the Note’s principal into Conversion Shares. Any Subject Bitcoin that is not released to Fold on or prior to the Maturity Date in connection with the issuance of Conversion Shares will be repaid to the Investor on the Maturity Date as payment of the principal outstanding under the Note.

In exchange for the Subject Bitcoin, Fold paid to the Investor consideration consisting of (i) the Note, which will accrue interest at a rate of 7.0% per annum, payable quarterly in shares of Common Stock valued at $12.50 per share, (ii) a warrant (the “Warrant”) to acquire up to an aggregate of 925,590 shares of Common Stock (the “Warrant Shares”) at a price of $15.00 per share, (iii) an aggregate of 750,000 shares of Common Stock (the “Closing Shares” and, together with the Note, the Conversion Shares, the Warrant and the Warrant Shares, the “Securities”), and, (iv) in lieu of the first twelve-months of interest payments in respect of the Note, an aggregate of 25 bitcoin (the “Bitcoin Consideration”). All amounts payable by Fold pursuant to the Note will be made by issuing shares of Common Stock or repaying principal with bitcoin. No cash payments by Fold are contemplated under the Note.

The Subject Bitcoin may be released to Fold upon (i) the Investor’s election to convert all or a portion of the Note into Conversion Shares at the Conversion Price or (ii) the achievement of certain share trading performance milestones specified in the Note (described below), which will trigger the automatic conversion of portions of the Subject Bitcoin at the Conversion Price, with the full amount of the Subject Bitcoin being automatically released to Fold in exchange for Conversion Shares in the event that the Subject Share Price (as defined below) is greater than or equal to $40.00.

Conversion of the Note

The Note is convertible into shares of Common Stock at any time after March 6, 2025 and on or prior to the Maturity Date (the “Term”) at a price per share equal to the Conversion Price (i) at the Investor’s election, on one or more occasions, or (ii) automatically, if during the Term the closing price of one share of Common Stock exceeds certain thresholds, as described below, for a period of at least 20 days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination (the “Subject Share Price”). Upon conversion of all or a portion of the principal amount of the Note, a proportionate amount of the Subject Bitcoin will be released to Fold free and clear of restrictions, determined by dividing the amount of principal converted by $92,559 (the “Bitcoin Reference Price”), which represents the 30 day volume weighted average price of bitcoin as of the agreed time on the day prior to the execution of the Securities Purchase Agreement.

The Note will automatically convert into shares of Common Stock at the Conversion Price as follows, in each case to the extent not already converted:

(i)	approximately $4.6 million principal amount (approximately 370,000 shares of Common Stock) if the Subject Share Price is greater than or equal to $15.00;

(ii)	approximately $4.6 million principal amount (approximately 370,000 shares of Common Stock) if the Subject Share Price is greater than or equal to $20.00;

(iii)	approximately $4.6 million principal amount (approximately 740,000 shares of Common Stock) if the Subject Share Price is greater than or equal to $25.00;

(iv)	approximately $9.3 million principal amount (approximately 740,000 shares of Common Stock) if the Subject Share Price is greater than or equal to $30.00;

(v)	approximately $9.3 million principal amount (approximately 740,000 shares of Common Stock) if the Subject Share Price is greater than or equal to $35.00; and

(vi)	approximately $9.3 million principal amount (approximately 740,000 shares of Common Stock) if the Subject Share Price is greater than or equal to $40.00.

If any of the Subject Share Price thresholds described in the foregoing clauses (i) through (vi) are not achieved during the Term, and the Investor does not elect to convert all or a portion of the Note into Conversion Shares, the Company will be required on the Maturity Date to repay the outstanding principal under the Note by transferring to the Investor a number of bitcoin equal to the outstanding principal divided by the Bitcoin Reference Price.

Other Terms of the Note

The Note contains certain customary events of default provisions, including failure to maintain the listing of the Common Stock, insolvency, bankruptcy, liquidation and failure to pay interest and other payments due under the Note. Upon an event of default, the Investor has the option to require the Company to redeem all or any portion of the Note by delivering written notice to the Company indicating the portion of the Note that the Investor is electing to redeem. Each portion of the Note subject to redemption by the Company shall be redeemed by the Company by returning to the Investor the amount of Subject Bitcoin that has not previously been released to the Company in connection with the conversion of principal into shares of Common Stock under the terms of the Note.

Warrant

Pursuant to the Securities Purchase Agreement, on March 11, 2025, the Company issued to the Investor a warrant to purchase up to an aggregate of 925,590 Warrant Shares at a price of $15.00 per share. The Warrant became immediately exercisable following issuance and will expire on March 12, 2030. The exercise price and number of Warrant Shares issuable upon exercise of the Warrant is subject to appropriate adjustment in the event of stock dividends, stock splits, pro rata distributions, combinations, or similar events affecting the Common Stock and the exercise price.

Registration Rights Agreement

Pursuant to the Securities Purchase Agreement, the Company and the Investor entered into a registration rights agreement, dated as of March 12, 2025 (the “Registration Rights Agreement”), whereby the Company agreed to provide certain customary shelf and piggyback registration rights with respect to the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

Related Parties

The Securities Purchase Agreement and the transactions contemplated thereby was approved by the audit committee and the board of directors of the Company specifically in light of certain related party components thereof, including that the Investor is a private investment fund raised and managed by Ten31, LLC, which is an affiliate of Fold’s chairman, Jonathan Kirkwood. Dr. Kirkwood recused himself from the board of directors’ approval of the Securities Purchase Agreement and the transactions contemplated thereby.

The foregoing summaries of the Note, Securities Purchase Agreement, Warrant and Registration Rights Agreement are qualified in their entirety by reference to the full text of each of the Note, Securities Purchase Agreement, Warrant and Registration Rights Agreement, copies of which are attached hereto as Exhibit 4.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K with respect to Fold’s acquisition of the Subject Bitcoin above is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Securities Purchase Agreement and the Note above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Company is offering and selling the Securities, including the shares of Common Stock issuable as quarterly interest payments in respect of the Note, will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the issuance of the Securities, nor the shares of Common Stock issuable as quarterly interest payments in respect of the Note have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Note, dated March 6, 2025
10.1	Securities Purchase Agreement, by and between the Company and the Investor, dated March 6, 2025
10.2	Warrant, dated March 12, 2025
10.3	Registration Rights Agreement, by and between the Company and the Investor, dated March 12, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

schedule and/or exhibit will be furnished to the SEC upon request. Certain information contained in this Exhibit has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fold Holdings, Inc.

Date: March 12, 2025	By:	/s/ Will Reeves
	Name:	Will Reeves
	Title:	Chief Executive Officer

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